Exhibit 99.1

CUI Global, Inc. Reports Fourth Quarter and Full Year 2018 Financial Results

– Reports Record Full-Year Revenues –

- Secures $10 Million Line of Credit with Bank of America -

– Separately Company Agrees to Terms for an Approximate 20% Equity Interest
in Virtual Power Systems –

TUALATIN, Ore., March 18, 2019 -- CUI Global, Inc. (NASDAQ: CUI) (“the Company”), today reported its unaudited financial results for the fourth quarter and full fiscal year ended December 31, 2018.

Note 1: Effective January 1, 2018, the Company adopted Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), utilizing the modified retrospective method. To allow for easier comparison with prior periods and as required under the modified retrospective transition method, results for the three months and full year ended December 31, 2018 under old revenue rules, ASC Topic 605, are provided following the '2018 Fourth Quarter Highlights' section below.

Full Year 2018 vs. Full Year 2017

●	Revenue was $96.8 million compared to $83.3 million;
●	Gross profit was $28.9 million compared to $27.9 million;
●	Gross margin was 29.9% compared to 33.5%;
●	Consolidated net loss was $(17.3) million compared to $(12.6) million;
●	Loss per diluted share was $(0.61) compared to $(0.56) per diluted share;
●	Adjusted EBITDA was $(8.0) million compared to $(7.4) million;
●	Cash and cash equivalents were $4.0 million and restricted cash was $0.5 million at December 31, 2018;
●	Power and Electromechanical (P&EM) segment unaudited backlog was $21.8 million at December 31, 2018 compared to $20.2 million at December 31, 2017;
●	Energy segment unaudited backlog was $15.7 million at December 31, 2018 compared to $12.6 million at December 31, 2017.

Fourth Quarter 2018 vs. Fourth Quarter 2017

●	Revenue was $27.0 million compared to $21.1 million;
●	Gross profit was $6.4 million compared to $6.5 million;
●	Gross margin was 23.9% compared to 30.9%
●	Consolidated net loss was $(7.8) million compared to $(5.3) million;
●	Loss per diluted share was $(0.27) compared to $(0.20) per diluted share;
●	Adjusted EBITDA was $(2.1) million compared to $(2.3) million.

Note 2: Full year 2018 financial results include a $4.3 million impairment of goodwill ($3.1 million impairment to goodwill during the fourth quarter of 2018), a $1.5 million impairment to deposits and other assets included in cost of revenues and an inventory reserve of $1.4 million related to slow-moving inventory that reflect slower than anticipated revenue growth and delays associated with existing customer contracts that have not yet resumed in the Energy segment.

Subsequent Events:

●

CUI Inc. and CUI-Canada secured a binding commitment from Bank of America Merrill Lynch on a revolving line of credit of up to $10 million. The new credit facility will replace the Company’s existing U.S.-based revolver facility and UK-based overdraft facility with more favorable terms. The Company expects this loan to be closed by April 30, 2019;

●

The Company agreed to terms with Virtual Power Systems (VPS) for an approximately 20% equity interest in VPS.  In exchange for the equity interest, CUI Global will invest another $345 thousand into VPS, convert its $655 thousand of convertible notes receivable to equity, and contribute ICE-related inventory, lab equipment, certifications, intellectual property and other related assets into VPS. In conjunction with the new equity position, CUI Global will receive a board seat and also place an observational non-voting advisor to the VPS board.

2018 Fourth Quarter Highlights:

●	CUI Global announced that its wholly-owned energy division, Orbital Gas Systems ("Orbital"), secured purchase orders for integration projects totaling $3.3 million from a single customer;
●

The Company announced the sale and leaseback of its corporate headquarters in Tualatin, Oregon. Net proceeds to CUI Global were $4.2 million after expenses and the payoff of a mortgage note payable and interest rate swap derivative.

Fiscal 2018 Financial Performance Summary: (ASC Topic 605 basis)

●	Total revenues would have been $91.4 million compared to $83.3 million;

●	Gross profit would have been $26.9 million compared to $27.9 million;

●	Gross margin would have been 29.4% compared to 33.5%;

●	Consolidated net loss would have been $(19.1) million compared to $(12.6) million; and

●	Loss per basic share would have been $(0.67) compared to $(0.56) per basic share.

Fourth Quarter 2018 Financial Performance Summary: (ASC Topic 605 basis)

●	Total revenues would have been $24.3 million compared to $21.1 million;

●	Gross profit would have been $6.1 million compared to $6.5 million;

●	Gross margin would have been 25.0% compared to 30.9%;

●	Consolidated net loss would have been $(8.1) million compared to $(5.3) million; and

●	Loss per basic share would have been $(0.28) compared to $(0.20) per basic share.

“We delivered record revenues and are reporting a very strong consolidated backlog exiting 2018 while executing on initiatives across our two business segments to sustain our growth trajectory,” stated William Clough, president and CEO of CUI Global. “P&EM segment profitability increased on 19% higher revenue driven by broad-based strength across our product lines. Notably, we secured our first ICE Block award and initiated a proof of concept trial with SAP’s Co-Innovation Lab that we take as confirmation by a marketplace leader of the ICE platform’s market potential and validation of the platform’s unique approach to data center power utilization. In our Energy business, our new, larger facility in Houston and the passage of a biomethane feed-in tariff in the U.K. resulted in segment revenue up 8%. We progressed opportunities in North American and Western Europe for direct sales of our gas technology solutions and globally through our new distribution channel with SAMSON. Finally, we bolstered our resources to fund our growth goals through the sale of the Tualatin facility.

“In 2019, we moved to secure additional non-dilutive capital with a $10 million line of credit with Bank of America Merrill Lynch that ensures we can continue to execute on our growth strategy without losing a step,” continued Mr. Clough. “We also secured an equity investment in VPS that will enable us to monetize growing adoption of VPS’ software-defined power platform beyond power utilization to include compute, storage and networking resources within data centers while continuing to supply ICE Switch and ICE Block for data center operators.”

Concluded Mr. Clough, “Looking ahead, our optimism for continued growth is founded in a broadened Energy opportunity-set and continued strong P&EM performance. As the evolution of the global energy mix towards less carbon-intensive sources gains pace, we have positioned our gas technology solutions to take advantage of the shift towards natural gas and renewable natural gases (RNG), such as biomethane. The regulatory environment is also becoming increasingly favorable as energy authorities globally advance pipeline reform that include RNGs. Against this backdrop we remain focused on driving further adoption of our gas technology solutions: California’s recent adoption of a biomethane procurement program advances the state’s environmental and energy policies and should catalyze demand for our biomethane-to-grid solutions, joining an already robust biomethane market in the U.K.; the certification process for GasPT with a leading global turbine manufacturer has resumed, and we have line-of-sight to a limited-scale public utility deployment in North America; and our strategic partnership with SAMSON puts GasPT in front of every energy operator of significance globally.”

Conference Call

Management will host a conference call today, March 18, 2019 at 4:30 PM ET to discuss these results as well as recent corporate developments. After management’s opening remarks, there will be a question and answer period. To access the call, please dial (888) 734-0328 and provide conference ID 6496402. For international callers, please dial (678) 894-3054. The live webcast of the conference call and accompanying slide presentation can be accessed through the ‘Events & Presentations’ page of the CUI Global Investor Relations website (www.cuiglobal.com).

For those unable to attend the live call, a telephonic replay will be available until April 3, 2019. To access the replay of the call dial (855) 859-2056 or (404) 537-3406 and provide conference ID 6496402. An archived copy of the webcast and slide presentation will also be available on the ‘Events & Presentations’ page of the CUI Global Investor Relations website.

About CUI Global, Inc.

Delivering Innovative Technologies for an Interconnected World . . . . .

CUI Global, Inc. is a publicly traded company dedicated to maximizing shareholder value through the acquisition and development of innovative companies, products and technologies. From Orbital Gas Systems' advanced GasPT2 platform targeting the energy sector, to CUI Inc.’s digital power platform serving the networking and telecom space, CUI Global and its subsidiaries have built a diversified portfolio of industry leading technologies that touch many markets. As a publicly traded company, shareholders are able to participate in the opportunities, revenues, and profits generated by the products, technologies, and market channels of CUI Global and its subsidiaries. But most importantly, a commitment to conduct business with a high level of integrity, respect, and philanthropic dedication allows the organization to make a difference in the lives of their customers, employees, investors and global community.

For more information please visit www.cuiglobal.com.

Important Cautions Regarding Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.

Media Contact:	External IR Counsel:
CUI Global, Inc.	LHA Investor Relations
Jeff Schnabel	Sanjay M. Hurry
Main: 503-612-2300	212-838-3777
press@cuiglobal.com	cuiglobal@lhai.com

- Financial Tables to Follow -

CUI Global, Inc.

Consolidated Balance Sheets

	December 31,	December 31,
(In thousands, except share and per share data)	2018	2017
Assets:
Current Assets:
Cash and cash equivalents	$3,979	$12,646
Trade accounts receivable, net of allowance of $167 and $135, respectively	14,416	10,833
Inventories, net of allowance of $2,495 and $946, respectively	13,042	13,892
Contract assets	1,744	2,299
Note receivable, current portion	318	13
Prepaid expenses and other	1,982	1,593
Total current assets	35,481	41,276
Property and equipment, less accumulated depreciation of $4,234 and $4,155, respectively	5,973	11,242
Goodwill	13,089	17,641
Other intangible assets, less accumulated amortization of $13,190 and $11,900, respectively	13,861	15,568
Restricted cash	523	—
Note receivable, less current portion	—	317
Convertible notes receivable	655	—
Deposits and other assets	585	1,865
Total assets	$70,167	$87,909

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$6,480	$5,110
Short-term overdraft facility	1,344	—
Line of credit	979	—
Mortgage note payable, current portion	—	94
Accrued expenses	4,851	4,186
Contract liabilities	2,226	8,829
Refund liabilities	2,417	695
Deferred gain on leaseback, current portion	289	—
Total current liabilities	18,586	18,914

Long term note payable, related party	5,304	5,304
Long term mortgage note payable, less current portion	—	3,256
Derivative liability	—	356
Deferred tax liabilities	1,922	2,414
Deferred gain on leaseback, less current portion	2,599	—
Other long-term liabilities	218	179
Total liabilities	28,629	30,423

Commitments and contingencies

Stockholders' Equity:
Preferred stock. par value $0.001; 10,000,000 shares authorized no shares issued at December 31, 2018 or 2017	—	—
Common stock, par value $0.001; 325,000,000 shares authorized; 28,552,886 shares issued and outstanding at December 31, 2018 and 28,406,856 shares issued and outstanding at December 31, 2017	29	28
Additional paid-in capital	169,898	169,527
Accumulated deficit	(123,993)	(108,559)
Accumulated other comprehensive loss	(4,396)	(3,510)
Total stockholders' equity	41,538	57,486
Total liabilities and stockholders' equity	$70,167	$87,909

CUI Global, Inc.

Consolidated Statements of Operations

	(Unaudited)
(In thousands, except per share amounts)	For the three months ended December 31,		For the year ended December 31,
	2018	2017	2018	2017

Total revenues	$26,952	$21,135	$96,789	$83,275

Cost of revenues	20,516	14,614	67,879	55,406

Gross profit	6,436	6,521	28,910	27,869

Operating expenses:
Selling, general and administrative	9,396	8,443	36,341	33,921
Depreciation and amortization	535	526	2,152	2,163
Research and development	714	605	2,802	2,525
Provision (credit) for bad debt	43	7	33	(13)
Impairment of goodwill and intangible assets	3,084	3,152	4,347	3,155
Other operating expenses	10	38	13	47

Total operating expenses	13,782	12,771	45,688	41,798

Loss from operations	(7,346)	(6,250)	(16,778)	(13,929)

Other (expense) income	(213)	65	(251)	234
Interest expense	(132)	(126)	(502)	(500)

Loss before taxes	(7,691)	(6,311)	(17,531)	(14,195)

Income tax expense (benefit)	74	(1,046)	(206)	(1,606)

Net loss	(7,765)	$(5,265)	$(17,325)	$(12,589)

Basic and diluted weighted average number of shares outstanding	28,547,149	26,635,684	28,517,339	22,397,865

Basic and diluted loss per common share	$(0.27)	$(0.20)	$(0.61)	$(0.56)

CUI Global, Inc.

Consolidated Statements of Cash Flows

(in thousands)	For the year ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,325)	$(12,589)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,103	1,009
Amortization of intangibles	1,902	1,841
Stock issued and stock to be issued for compensation, royalties and services	229	425
Non-cash gain and unrealized gain on derivative liability	(129)	(111)
Non-cash royalties, net	(7)	(3)
Provision (credit) for bad debt expense	33	(13)
Deferred income taxes	(352)	(1,767)
Non-cash unrealized foreign currency loss (gain)	246	(362)
Impairment of goodwill and intangible assets	4,347	3,155
Inventory reserves	1,592	138
Impairment of deposits and other assets	1,509	—
Loss on disposal of assets	13	47

(Increase) decrease in operating assets:
Trade accounts receivable	(3,841)	(1,150)
Inventories	(2,235)	(411)
Contract assets	(61)	591
Prepaid expenses and other current assets	(392)	(421)
Deposits and other assets	(59)	(506)
Increase (decrease) in operating liabilities:
Accounts payable	1,436	(1,163)
Accrued expenses	1,116	(464)
Refund liabilities	852	130
Contingent consideration	—	3
Contract liabilities	(2,260)	2,252
NET CASH USED IN OPERATING ACTIVITIES	(12,283)	(9,369)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds on sale of building, net	7,720	—
Payment for restricted investment	(400)	—
Purchase of property and equipment	(1,042)	(893)
Proceeds from sale of property and equipment	—	8
Investments in other intangible assets	(492)	(638)
Investment in convertible notes receivable	(655)	—
Proceeds from notes receivable	19	39
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	5,150	(1,484)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from overdraft facility	19,532	9,782
Payments on overdraft facility	(18,122)	(9,782)
Proceeds from line of credit	19,955	22,332
Payments on line of credit	(18,976)	(22,332)
Payments on capital lease obligations	(3)	(29)
Payments on mortgage note payable	(3,350)	(89)
Payment to closeout derivative liability	(227)	—
Payments on contingent consideration	(45)	(61)
Proceeds from sales of common stock, net of offering costs	—	18,905
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(1,236)	18,726

Effect of exchange rate changes on cash	225	156
Net (decrease) increase in cash, cash equivalents and restricted cash	(8,144)	8,029
Cash, cash equivalents and restricted cash at beginning of year	12,646	4,617

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF YEAR	$4,502	$12,646

Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are non-GAAP financial measures and are reconciled in the table below. These non-GAAP financial measures do not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) should not be construed as a substitute for net loss or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with United States generally accepted accounting principles ("GAAP"). EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) exclude components that are significant in understanding and assessing the company's results of operations and cash flows. In addition, EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are not terms defined by GAAP and as a result our measure of EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) might not be comparable to similarly titled measures used by other companies. However, EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are used by management to evaluate, assess and benchmark the company's operational results and the company believes EBITDA, Adjusted EBITDA, and Adjusted Net Income (loss) are relevant and useful information which are often reported and widely used by analysts, investors and other interested parties in the Company's industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance, to provide an additional measure of performance and liquidity and to provide additional information with respect to the Company's ability to meet future debt service, capital expenditure and working capital requirements. Adjusted Net Income (loss) eliminates the amortization expenses associated with intangible assets acquired with Orbital Gas Systems Limited and CUI-Canada, as well as non-cash expenses associated with impairments and stock and stock options for compensation, royalties and services during the period.

(In thousands)
(Unaudited)	For the Three Months Ended		For the year ended
	December 31		December 31
	2018	2017	2018	2017
EBITDA:
Net (loss)	$(7,765)	$(5,265)	$(17,325)	$(12,589)
Plus: Interest expense	132	126	502	500
Plus: (Benefit) provision for taxes	74	(1,046)	(206)	(1,606)
Plus: Depreciation and amortization	760	718	3,005	2,850
EBITDA	$(6,799)	$(5,467)	$(14,024)	$(10,845)

Adjusted EBITDA:
Plus: Bad debt	43	7	33	(13)
Plus: Impairment of goodwill and intangible assets	3,084	3,152	4,347	3,155
Plus: Impairment of Energy segment deposits and other assets	1,509	—	1,509	—
Non-cash loss (gain) and unrealized gain on derivative liability	35	(56)	(129)	(111)
Plus: Stock and options issued and stock to be issued for compensation, royalties and services	41	112	229	425
Adjusted EBITDA	$(2,087)	$(2,252)	$(8,035)	$(7,389)

Adjusted net income (loss):
Net (loss)	$(7,765)	$(5,265)	$(17,325)	$(12,589)
Plus: Impairment of goodwill and intangible assets	3,084	3,152	4,347	3,155
Plus: Impairment of Energy segment deposits and other assets	1,509	—	1,509	—
Plus: Amortization expense of Orbital and CUI - Canada acquisition intangibles	297	316	1,233	1,232
Plus: Stock and options issued and stock to be issued for compensation, royalties and services	41	112	229	425
Adjusted net income (loss)	$(2,834)	$(1,685)	$(10,007)	$(7,777)

###